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                                                                     EXHIBIT 3.1

                                     [STATE SEAL]

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                      STATE OF WASHINGTON    SECRETARY OF STATE
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I, Ralph Munro, Secretary of State of the State of Washington and custodian of its seal, hereby issue this



                             CERTIFICATE OF INCORPORATION

                                          to

                             ROTARY DIESELS, INC.  (RODI)

a Washington Profit corporation. Articles of Incorporation were filed for record in this office on the date indicated below:


U.B.I. Number:  601 344 872                      Date:  October 4, 1991





    [SEAL] Given under my hand and the seal of the State of Washington, at Olympia, the State Capitol


                                  /s/ Ralph Munro
                             -------------------------------------------------
                                  Ralph Munro, Secretary of State
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SECRETARY OF STATE [SEAL OF THE STATE]                     Corporation, Division
                                                Office of the Secretary of State
                                                 505 E. Union, 2nd Floor (PM-21)
                                                          Olympia, WA 98504-0419
                                                     Information: (206) 753-7115

                              ARTICLES OF INCORPORATION

Pursuant To RCW 23B.02.020 of the Washington Business Corporation Act, the undersigned do(es) hereby submit these Articles of Incorporation for the purpose of forming a business corporation.

1.  The name of the corporation is:  Rotary Diesels, Inc.  (RODI)
                                    -----------------------------
    (Note: the corporate name shown above must contain the word "corporation," "incorporated," "company," or "limited," or the abbreviation "corp.," "inc.," "co.," or "ltd."

2.  The number of shares the corporation is authorized to issue: 60,000,000
                                                                 ----------
2a. These shares shall be:  (check only one box)

    / / all of one class, designated as common stock.
    /X/ divided into classes or series within a class as provided in the attached schedule, with the information required by RCW 23B.06.010.

3.  The name of the initial registered agent is:  Byron R. Spain
                                                -----------------
    (Note: The registered agent, appointed above, must reside in the state of Washington and sign the consent to appointment as registered agent at the bottom of the page.)

4. The initial registered office of the corporation, which address is identical to the business office of the registered agent in Washington, is:

    Number and Street  25606 SE 192nd Ave.
                      ----------------------------
    City     Maple Valley,  WA   Zip Code  98038
          ---------------------           -------

4a. (Optional) The post office box address, LOCATED IN THE SAME CITY AS THE
    WASHINGTON REGISTERED OFFICE ADDRESS, which may be used for mailing purposes only, is:

    PO Box #             City                    , WA      Zip Code
            -----------      -----------------------------         ----------
                        (Note: Include city and zip code above.)

                     CONSENT TO APPOINTMENT AS REGISTERED AGENT
(Note: Must be completed and signed by the person shown as registered agent on line 3.)

I, Byron R. Spain, hereby consent to serve as Registered Agent in the state of Washington for the above named corporation. I understand that as agent for the corporation, it will be my responsibility to accept Service of Process on behalf of the corporation; to forward license renewals and other mail to the corporation; and to immediately notify the Office of the Secretary of State in the event of my resignation or of any changes in the Registered Office address.

/s/ Byron R. Spain                Byron R. Spain CEO       28 SEPT 1991
------------------------          ----------------------   -------------------
(Signature of Registered Agent)   (Print Name and Title)   (Date)

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5.  Any other provisions the corporation elects to include are attached.

6.  The name and address of each incorporator is:
                (Note: A minimum of one (1) incorporator is required.)

Name               Address             City           State          Zip Code

Byron R. Sprain    25606 SE 192 Ave.    Maple Valley     WA          98038
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7.  These Articles will be effective upon filing, unless an extended date and/or time appears here:

    ___________________, 19____________
(Note: Extended effective date may not be set at more than 90 days beyond the date the document is stamped "Filed" by the Secretary of State.)

Dated:  28 September, 1991


/s/ Byron R. Spain
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(Signature of Incorporator)                 (Signature of Incorporator)


Byron R. Spain Chief Executive Officer
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(Type or Print Name and Title)              (Type or Print Name and Title)


ADDITIONAL INFORMATION:

    If this corporation has been issued an UBI (Unified Business Identifier) number, under the corporate name shown in this document, by any Washington State agency, please list that number: UBI #

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State of Washington
Articles of Incorporation
Rotary Diesels, Inc.
Article 2a.
Classes of Stock


Class              Shares Authorized             Rights and Restrictions
-----              -----------------             -----------------------

Common                  30,000,000               Voting (one vote/share)
Preferred               30,000,000               Non-voting, Convertible